UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 30, 2014

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 North Brand Boulevard, Glendale, California	91203-2306
(Address of principal executive offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

General Information Regarding the Corporation’s Securitization Refinancing

In connection with the previously disclosed securitization transaction, on September 30, 2014 (the “Closing Date”), Applebee’s Funding LLC and IHOP Funding LLC (each a “Co-Issuer”), each a special purpose, wholly-owned indirect subsidiary of DineEquity, Inc. (the “Corporation”), issued $1.3 billion of Series 2014-1 4.277% Fixed Rate Senior Notes, Class A-2 (the “Class A-2 Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended.  The Co-Issuers also entered into a revolving financing facility of Series 2014-1 Variable Funding Senior Notes, Class A-1 (the “Variable Funding Notes”), which allows for drawings of up to $100 million of Variable Funding Notes and the issuance of letters of credit.  The Class A-2 Notes and the Variable Funding Notes are referred to collectively as the “Notes.”  The Notes were issued in a securitization transaction pursuant to which substantially all of the Corporation’s domestic revenue-generating assets and its domestic intellectual property, are held by the Co-Issuers and certain other special-purpose, wholly-owned indirect subsidiaries of the Corporation (the “Guarantors”) that act as guarantors of the Notes and that have pledged substantially all of their assets to secure the Notes.

Class A-2 Notes

The Notes were issued under a Base Indenture, dated September 30, 2014 (the “Base Indenture”), a copy of which is attached hereto as Exhibit 4.1, and the related Series 2014-1 Supplement to the Base Indenture, dated September 30, 2014 (the “Series 2014-1 Supplement”), a copy of which is attached hereto as Exhibit 4.2, among the Co-Issuers and Citibank, N.A., as the trustee (in such capacity, the “Trustee”) and securities intermediary.  The Base Indenture and the Series 2014-1 Supplement (collectively, the “Indenture”) will allow the Co-Issuers to issue additional series of notes in the future subject to certain conditions set forth therein.

While the Notes are outstanding, payment of principal and interest is required to be made on the Class A-2 Notes on a quarterly basis.  The payment of principal on the Class A-2 Notes may be suspended when the leverage ratio for the Corporation and its subsidiaries is less than or equal to 5.25x.

The legal final maturity of the Class A-2 Notes is in September 2044, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Class A-2 Notes will be repaid in September 2021 (the “Class A-2 Anticipated Repayment Date”).  If the Co-Issuers have not repaid or refinanced the Class A-2 Notes prior to the Class A-2 Anticipated Repayment Date, additional interest will accrue on the Class A-2 Notes equal to the greater of (i) 5.00% per annum and (ii) a per annum interest rate equal to the amount, if any, by which the sum of the following exceeds the Class A-2 Note interest rate: (A) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on the Class A-2 Anticipated Repayment Date of the United States Treasury Security having a term closest to 10 years plus (B) 5.00% plus (C) 2.150%.

The Notes are secured by the collateral described below under “Guarantees and Collateral.”

Variable Funding Notes

In connection with the issuance of the Class A-2 Notes, the Co-Issuers also entered into a revolving financing facility that allows for the drawings of up to $100 million of Variable Funding Notes and the issuance of letters of credit.  The Variable Funding Notes were issued under the Indenture and allow for drawings on a revolving basis.  Drawings and certain additional terms related to the Variable Funding Notes are governed by the Class A-1 Note Purchase Agreement, dated September 30, 2014 (the “Variable Funding Note Purchase Agreement”), a copy of which is attached hereto as Exhibit 10.1, among the Co-Issuers, the Guarantors, certain conduit investors, financial institutions and funding agents, and Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., “Rabobank Nederdland,” New York Branch, as provider of letters of credit, as swingline lender and as administrative agent.

The Variable Funding Notes will be governed, in part, by the Variable Funding Note Purchase Agreement and by certain generally applicable terms contained in the Indenture.  Depending on the type of borrowing by the Co-Issuers, the applicable interest rate under the Variable Funding Notes is calculated at a per annum rate equal to (a) LIBOR plus 2.50%, (b) (i) the greatest of (x) the prime rate, (y) the federal funds effective rate plus 0.50% or (z) a daily rate equal to one month LIBOR plus 0.5% plus (ii) 2.00% or (c) the lenders’ commercial paper funding rate plus 2.50%.  There is a scaled commitment fee based on the unused portion of the Variable Funding Notes facility of between 50 to 100 basis points.  It is anticipated that the principal and interest on the Variable Funding Notes will be repaid in full in or prior to September 2019 (the “VFN Anticipated Repayment Date”), subject to two additional one-year extensions at the option of the Corporation, which acts as the manager (as described below), upon the satisfaction of certain conditions.  Following the VFN Anticipated Repayment Date (and any extensions thereof), additional interest will accrue on the Variable Funding Notes equal to 5.00% per annum.  The Variable Funding Notes and other credit instruments issued under the Variable Funding Note Purchase Agreement are secured by the collateral described below under “Guarantees and Collateral.”

Guarantees and Collateral

Under the Guarantee and Collateral Agreement, dated September 30, 2014 (the “Guarantee and Collateral Agreement”), a copy of which is attached here to as Exhibit 10.2, among the Guarantors in favor of the Trustee, the Guarantors guarantee the obligations of the Co-Issuers under the Indenture and related documents and secure the guarantee by granting a security interest in substantially all of their assets.

The Notes are secured by a security interest in substantially all of the assets of the Co-Issuers and the Guarantors (collectively, the “Securitization Entities”).  On the Closing Date, these assets (the “Securitized Assets”) generally included substantially all of the domestic revenue-generating assets of the Corporation and its subsidiaries, which principally consist of franchise agreements, area license agreements, development agreements, franchisee fee notes, equipment leases, agreements related to the production and sale of pancake and waffle dry-mixes, owned and leased real property and intellectual property.

The Notes are obligations only of the Co-Issuers pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement.  Except as described below, neither the Corporation nor any subsidiary of the Corporation, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Co-Issuers under the Indenture or the Notes.

Management of the Securitized Assets

Under the terms of the Management Agreement, dated September 30, 2014 (the “Management Agreement”), a copy of which is attached hereto as Exhibit 10.3, among the Corporation, the Securitization Entities, Applebee’s Services, Inc., International House of Pancakes, LLC and the Trustee, the Corporation will act as the manager with respect to the Securitized Assets.  The primary responsibilities of the manager will be to perform certain franchising, distribution, intellectual property and operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement.  The manager will be entitled to the payment of the weekly management fee, as set forth in the Management Agreement, and will be subject to the liabilities set forth in the Management Agreement.

The manager will manage and administer the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement.  Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not compensated by payment of the weekly management fee or is otherwise not reasonably assured or provided to it.

The Management Agreement contains a set of covenants and restrictions customary for transactions of this type, including limitations on the incurrence of indebtedness by the Corporation and its subsidiaries.  The Management Agreement also contains certain customary manager termination events, including failure of the Securitization Entities to maintain the stated debt service coverage ratio, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, certain judgments, acceleration of material indebtedness and a change of control, the occurrence of which would allow the noteholders to remove the Corporation as the manager.

Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents for all claims, penalties, fines, forfeitures, losses, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) the failure of the manager to perform or observe its obligations under the Management Agreement, (b) the breach by the manager of any representation, warranty or covenant under the Management Agreement or (c) the manager’s negligence, bad faith or willful misconduct in the performance of its duties under the Management Agreement.

Covenants and Restrictions

The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Co-Issuers maintain specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments, and the related payment of specified amounts, including specified make-whole payments in the case of the Class A-2 Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters.  The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure of the Securitization Entities to maintain the stated debt service coverage ratio, the sum of domestic retail sales for all restaurants being below certain levels on certain measurement dates, certain manager termination events, certain events of default and the failure to repay or refinance the Notes on the Class A-2 Anticipated Repayment Date.  The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure of the Securitization Entities to maintain the stated debt service coverage ratio, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties and certain judgments.

Use of Proceeds

On the Closing Date, the Corporation used a portion of the net proceeds of the offering to repay the entire outstanding balance of approximately $464 million under the Credit Agreement, dated October 8, 2010, among the Corporation, Barclays Bank PLC, as Administrative Agent, Goldman Sachs Bank USA, as Syndication Agent, Raymond James Realty, Inc., as Documentation Agent, and other lender parties thereto.  The Corporation’s obligations under this credit agreement terminated upon repayment. The Corporation will also use the net proceeds of the offering to repay approximately $761 million in outstanding principal amount of the Corporation’s 9.5% senior notes on or about October 30, 2014.  The remaining proceeds will be primarily used for transaction costs associated with the securitization transaction and general corporate purposes.

Item 1.02                                 Termination of Material Definitive Agreement.

October 8, 2010 Credit Agreement

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03                                 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01  Other Events.

On September 30, 2014, the Corporation issued a press release announcing the completion of its securitization refinancing.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.                                                                                         Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit Number	Description
4.1	Indenture, dated September 30, 2014, among Applebee’s Funding LLC and IHOP Funding LLC, each as Co-Issuer, and Citibank, N.A., as Trustee and Securities Intermediary

4.2	Supplemental Indenture, dated September 30, 2014, among Applebee’s Funding LLC and IHOP Funding LLC, each as Co-Issuer, and Citibank, N.A., as Trustee and Series 2014-1 Securities Intermediary

10.1

Class A-1 Note Purchase Agreement, dated September 30, 2014, among Applebee’s Funding LLC and IHOP Funding LLC, each as Co-Issuer, certain special-purpose, wholly-owned indirect subsidiaries of the Corporation, each as a Guarantor, the Corporation, as manager, certain conduit investors, financial institutions and funding agents, Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., as provider of letters of credit, as swingline lender and as Administrative Agent

10.2

Guarantee and Collateral Agreement, dated September 30, 2014, among certain special-purpose, wholly-owned indirect subsidiaries of the Corporation, each as a Guarantor, in favor of Citibank, N.A., as Trustee

10.3

Management Agreement, dated September 30, 2014, among Applebee’s Funding LLC and IHOP Funding LLC, each as a Co-Issuer, other securitization entities party thereto from time to time, the Corporation, Applebee’s Services, Inc. and International House of Pancakes, LLC, as Sub-managers, and Citibank, N.A., as Trustee

99.1	Press Release regarding the Corporation’s completion of its securitization refinancing issued by the Corporation on September 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 3, 2014	DINEEQUITY, INC.

	By:	/s/ Thomas W. Emrey
Thomas W. Emrey
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated September 30, 2014, among Applebee’s Funding LLC and IHOP Funding LLC, each as Co-Issuer, and Citibank, N.A., as Trustee and Securities Intermediary

4.2	Supplemental Indenture, dated September 30, 2014, among Applebee’s Funding LLC and IHOP Funding LLC, each as Co-Issuer, and Citibank, N.A., as Trustee and Series 2014-1 Securities Intermediary

10.1

Class A-1 Note Purchase Agreement, dated September 30, 2014, among Applebee’s Funding LLC and IHOP Funding LLC, each as Co-Issuer, certain special-purpose, wholly-owned indirect subsidiaries of the Corporation, each as a Guarantor, the Corporation, as manager, certain conduit investors, financial institutions and funding agents, Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A., as provider of letters of credit, as swingline lender and as Administrative Agent

10.2

Guarantee and Collateral Agreement, dated September 30, 2014, among certain special-purpose, wholly-owned indirect subsidiaries of the Corporation, each as a Guarantor, in favor of Citibank, N.A., as Trustee

10.3

Management Agreement, dated September 30, 2014, among Applebee’s Funding LLC and IHOP Funding LLC, each as a Co-Issuer, other securitization entities party thereto from time to time, the Corporation, Applebee’s Services, Inc. and International House of Pancakes, LLC, as Sub-managers, and Citibank, N.A., as Trustee

99.1	Press Release regarding the Corporation’s completion of its securitization refinancing issued by the Corporation on September 30, 2014.